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                        THE ADVISORS' INNER CIRCLE FUND

                       INVESTMENT SUB-ADVISORY AGREEMENT
                               THE SYNOVUS FUNDS


     AGREEMENT made this 13th day of August, 2001, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "Trust"), Synovus Funds Investment Advisors, a separate division of Synovus Trust Company, a Georgia corporation (the "Adviser"), and Steinberg Priest Capital Management Co. Inc., a New York corporation (the "Sub-Adviser").

     WHEREAS, the Adviser is the investment adviser for the Synovus Funds, each a series of The Advisors' Inner Circle Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") (the "Trust"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services for the Synovus Mid Cap Value Fund, an investment portfolio of the Trust (the "Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Appointment.  The Adviser hereby appoints the Sub-Adviser to provide
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certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser hereby accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Delivery of Documents.  The Sub-Adviser hereby acknowledges receipt of
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properly certified or authenticated copies of each of the following:

          (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on July 24, 1992, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b)  The Trust's By-Laws and amendments thereto;

          (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

          (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

          (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-50718) and under
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               the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and

          (f) The Trust's most recent prospectus and Statement of Additional Information for the Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

          The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3.  Management.  Subject always to the supervision of the Trust's Board of
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Trustees and the Adviser, the Sub-Adviser will furnish, direct, and administer an investment program in respect of, and make investment and reinvestment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Fund, and will monitor the Fund's investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, any policies or restrictions imposed by the Adviser and/or the Trust, and the stated investment objectives, policies and restrictions of the Fund as provided in the Fund's prospectus and statement of additional information, as amended from time to time. The Sub-Adviser and the Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

     The Sub-Adviser represents and warrants that it is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities and agrees that it:

          (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (b) will conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;

          (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price consistent with its "best execution" obligation. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, SEI Investments Distribution Co. or any
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               affiliated person of either the Trust, the Adviser, SEI
               Investments Distribution Co. or the Sub-Adviser, except as may be permitted under the 1940 Act;

          (d) will report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;

          (e) will maintain books and records required to be maintained by Rule 31a-3 under the 1940 Act with respect to the Trust's securities transactions and will furnish the Adviser and the Trust's Board of Trustees such periodic and special reports as the Board of Trustees or the Adviser may request;

          (f) will act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder; and

          (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

     4.  Books and Records.  In compliance with the requirements of Rule 31a-3
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under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund, on behalf of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5.  Expenses.  During the term of this Agreement, the Sub-Adviser will pay
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all expenses incurred by it in connection with its activities under this
Agreement.
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     6.  Compensation.  For the services to be provided by the Sub-Adviser
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pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-
Adviser agrees to accept as full compensation therefor, a sub-advisory fee paid out of the advisory fee, of 50 basis points based on the average daily assets of the Fund. This fee will be paid at least quarterly.

     7.  Services to Others.  The Adviser understands, and has advised the
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Trust's Board of Trustees, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that the Sub-Adviser furnishes adequate disclosure of such possible conflicts of interest and implements procedures designed to mitigate or eliminate such conflicts. For example, whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. The Adviser recognizes, and has advised the Trust's Board of Trustees, that in some cases the Sub-Adviser's procedures may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.  Standard of Care.  Each of the Adviser and Sub-Adviser shall discharge
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its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The parties recognize that the opinions, recommendations and actions of Sub-Adviser will be based on advice and information deemed to be reliable but not guaranteed by or to Sub-Adviser.

     9.  Indemnification.  Each of the Adviser and Sub-Adviser agrees to
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indemnify each other against any claim, loss or liability (including reasonable attorney's fees) arising as a result of the failure to meet the standard of care set forth in the first sentence of Paragraph 8 hereof. Notwithstanding the generality of the foregoing, the Adviser and Sub-Adviser each further agrees to indemnify each other against any claim, loss or liability (including reasonable attorney's fees) arising or as a result of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which each party may have against the other under any federal securities laws based on negligence and which cannot be modified in advance by contract.

     10.  Duration and Termination.  This Agreement will become effective as of
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the date hereof provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for two years.
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     Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) days' written notice by the Adviser or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

     This Agreement will terminate automatically if the investment advisory agreement between the Trust and the Adviser is terminated.

     11.  Amendment of this Agreement.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12.  Multiple Originals.  This Agreement may be executed in two or more
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counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

     13.  Custody.  All securities and other assets of the Fund shall be
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maintained with a custodian designated by the Adviser.  The Sub-Adviser shall have no responsibility or liability with respect to any custodial function.

     14.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the state of Georgia.
The Sub-Adviser shall notify the Adviser of any changes in its officers and directors within a reasonable time.

     The names "The Advisors' Inner Circle Fund" and "Trustees of The Advisors' Inner Circle Fund" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Advisors' Inner Circle Fund" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the
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Trust. Persons dealing with the Fund must look solely to the assets of the Trust belonging to the Fund for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                         THE ADVISORS' INNER CIRCLE FUND

                         By:  /s/ William E. Zitelli
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                         Name:   William E. Zitelli
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                         Title:   Vice President
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                         SYNOVUS FUNDS INVESTMENT ADVISORS

                         By: /s/ George G. Flowers
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                         Name:   George G. Flowers
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                         Title:   President
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                         STEINBERG PRIEST CAPITAL MANAGEMENT CO. INC.

                         By: /s/ William W. Priest
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                         Name:   William W. Priest
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                         Title:   Managing Director
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